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CALIFORNIA                                 RESIDENTIAL PURCHASE AGREEMENT
ASSOCIATION                                      RECEIPT FOR DEPOSIT
OF REALTORS

Date: July 20, 1998, at Los Angeles, California, Received From Barry Beitler and
Tony Dorn and/or Nominee ("Buyer"), A Deposit Of Ten Thousand and No/100 Dollars
$ 10,000.00, toward the Purchase Price Of Five Hundred Thousand and No/l00
Dollars $ 500,000.00, For Purchase Of Property Situated in West Hollywood,
County Of Los Angeles, California, Described As 8944 and 8948 Rosewood Avenue,
("Property').
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
1.  FINANCING: Obtaining the loans below is not a contingency of this Agreement.
    Buyer shall act diligently and in good faith to obtain the designated loans.
    Obtaining deposit, down payment and closing costs is not a contingency.

     A. BUYER'S DEPOSIT shall be held uncashed until Acceptance and then deposited within 3 business days after Acceptance or
        [X]____________________________, [ ] with Escrow Holder, [ ] into
        Broker's trust account or [ ] __________________________, by Personal
        Check [ ] Cashier's Check [ ] Cash or [ ] _____________.................$  50,000.00

     B. INCREASED DEPOSIT shall be deposited with _____________________________
        within _____ Days After Acceptance, or [ ] ____________________________ $ -0-
     C. FIRST LOAN IN THE AMOUNT OF.............................................$ 405,000.00
        NEW First Deed of Trust In favor of SELLER, encumbering the Property, at
        8% per annum until paid; no other points or fees D. ADDITIONAL FINANCING
        TERMS: all due and payable September 8, 1998........$ __________ [ ]
        seller financing. (CAR. Form SFA-141: [ ] junior or assumed financing.
        (C.A.R. Form PAA-14. paragraph 5)
     E. BALANCE OF PURCHASE PRICE (not including costs of obtaining loans and other closing costs) to be deposited....................................$ __________
        with escrow holder within sufficient time to close escrow.
    F.  TOTAL PURCHASE PRICE....................................................$ 455,000.00
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     G. THIS SECTION IS CROSSED OUT AND DELETED
     H. LOAN APPLICATIONS; PREOUALIFICATION: For NEW financing, within 5 (or 5
        [ ] N/A) DAYS After Acceptance, Buyer shall provide Seller a letter from lender or mortgage loan broker stating that, based on a review of
        Buyer's written application and credit report. Buyer is prequalified for the NEW loan indicated above. If Buyer fails to provide such letter within that lime, Seller may cancel this Agreement in writing.
     I. [ ] APPRAISAL CONTINGENCY: (If checked) This Agreement is contingent upon Property appraising at no less than the specified total purchase price. The Appraisal contingency shall remain in effect for the same period as specified for the Loan Contingency in paragraph 1G.
     J. ALL CASH OFFER: If this is an all cash offer, Buyer shall, within 5 (or
        5 [ ] N/A) Days After Acceptance, provide Seller written verification of sufficient funds to close this transaction. Seller may cancel this
        Agreement in writing within 5 Days After: (1) time to provide verification expires, if Buyer fails to provide verification; or (2)
        receipt of verification, If Seller reasonably disapproves it.
2.   ESCROW: Close Of Escrow shall occur ____ DAYS After Acceptance (or [X] on
     September 1, 1998 (date)). Buyer and Seller shall deliver signed escrow instructions consistent with this Agreement [ ] within 5 Days After
     Acceptance, [ ] at least ____ Days before Close Of Escrow, or [ ]
     __________________. Seller shall deliver possession and occupancy of the
     Property to Buyer at ________ AM/PM, [ ] on the date of Close Of Escrow, or
     [ ] no later than _____ DAYS After date of Close Of Escrow, or [ ]
     _____________ Property shall be vacant, unless otherwise agreed in writing.
     If transfer of title and possession do not occur at the same lime, Buyer and Seller are advised to (a) consult with their insurance advisors, and
     (b) enter Into a written occupancy agreement.. Escrow instructions may include matters required to close this transaction which are not covered by this Agreement. The omission from escrow Instructions of any provision in this Agreement shall not constitute a waiver of that provision.
3.   OCCUPANCY: Buyer [ ] does, [ ] does not, intend to occupy Property as
     Buyer's primary residence.

4. ALLOCATION OF COSTS: (Check boxes which apply. If needed, insert additional instructions in blank lines.)
       TRANSFER FEES:
     A. [ ] Buyer [X] Seller shall pay County transfer tax or transfer fee.
     B. [ ] Buyer [X] Seller shall pay City transfer tax or transfer fee.
     C. [ ] Buyer [ ] Seller shall pay Homeowners' Association transfer fee. TITLE AND ESCROW COSTS:
     D. [ ] Buyer [X] Seller shall pay for owner's title insurance policy, issued by FATCOLA (Larry Schmidt & Joe Galarze) company.
     E. [X] Buyer [X] Seller shall pay escrow fee. one-half (50%) each Escrow holder shall be Professional Escrow
        SEWER/SEPTIC/WELL COSTS:
     F. [X] Buyer [ ] Seller shall pay for sewer connection, if required by Law prior to Close Of Escrow.
     G. [X] Buyer [ ] Seller shall pay to have septic or private sewage disposal system inspected.
     H. [ ] Buyer [ ] Seller shall pay to have wells tested for water quality, potability, productivity, and recovery rate.
        OTHER COSTS:
     I. [ ] Buyer [ ] Seller shall pay for zone disclosure reports, if any (paragraph 7).
     J. [ ] Buyer [ ] Seller shall pay for Smoke Detector Installation and/or Water Heater bracing. Seller, prior to close of escrow, shall provide Buyer a written statement of compliance In accordance with state and local Law, unless exempt.
     K. [X] Buyer [ ] Seller shall pay the cost of compliance with any other minimum mandatory government retrofit standards and Inspections required as a condition of closing escrow under any Law.
        ________________________________________________
     L. [ ] Buyer [ ] Seller shall pay the cost of a one-year home warranty plan, issued by ________________________, with the following optional coverage: ________________________. Policy cost not to exceed $
        __________________.
PEST CONTROL REPORT:
     M. [ ] Buyer [X] Seller shall pay for the Pest Control Report ("Report"), which shall be prepared by a company of Seller's choosing, a registered structural pest control company.
     N. [X] Buyer [ ] Seller shall pay for work recommended to correct conditions described in the Report as "Section 1,".
     O. [X] Buyer [ ] Seller shall pay for work recommended to correct conditions described in the Report as "Section2," if requested by buyer.

Buyer and Seller acknowledge receipt of copy of this page, which constitutes Page 1 of 5 Pages.


Buyers Initials /s/T.D.  (/s/ B.B.)     Seller's Initials (/s/ R.M.)  (/s/ N.T.)





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Property Address: 8944 and 8948 Rosewood Avenue, West Hollywood, CA

                                                             Date: July 20, 1998


5.  PEST CONTROL TERMS:
     A. The Report shall cover the main building and attached structures and, if checked: [ ] detached garages and carports, [ ] detached decks, [ ] the following other structures on the Property:_____________________________
     B. If Property is a unit in a condominium, planned development, or residential stock cooperative, the Report shall cover only the separate interest and any exclusive-use areas being transferred, and shall not cover common areas, unless otherwise agreed.
     C. If inspection of inaccessible areas is recommended in the Report, Buyer has the option, within 5 Days After receipt of the Report, either to accept and approve the Report by the method specified in paragraph 16B, to request in writing that further Inspection be made. If further inspection recommends "Section 1" and/or "Section 2" corrective work, such work, and the cost of inspection, entry, and closing of the inaccessible areas shall be paid for, respectively, by the party designated in paragraph 4N or 4O. If no infestation or infection is found In the inaccessible areas, the cost of the inspection, entry, and closing of those areas shall be paid for by Buyer.
     D. If no infestation or infection by wood destroying pests or organisms is found, the Report shall include a written Pest Control Certification. Certification shall be issued prior to Close Of Escrow, unless otherwise agreed in writing.
     E. Inspections, corrective work and Pest Control Certification in this paragraph refers only to the presence or absence of wood destroying pests or organisms, and does not Include the condition of roof coverings. Read paragraphs 9 and 12 concerning roof coverings.
     F. Nothing in paragraph 5 shall relieve Seller of the obligation to repair or replace shower pans and shower enclosures due to leaks, if required by paragraph 9B(3). Water test of shower pans on upper level units may not be performed unless the owners of property below the shower consent.
6.   TRANSFER DISCLOSURE STATEMENT; SUBSEQUENT DISCLOSURES; MELLO-ROOS NOTICE:
         A. Within 5 (or [ ] _____) DAYS After Acceptance, unless exempt, a Real Estate Transfer Disclosure Statement ("TDS") shall be completed and delivered to Buyer, who shall sign and return a copy of it to Seller.
     B. In the event Seller, prior to Close Of Escrow, becomes aware of adverse conditions materially affecting the Property, or any material inaccuracy in disclosures, information, or representations previously provided to Buyer (including those made in a TDS) of which Buyer is otherwise unaware, Seller shall promptly provide a subsequent or amended disclosure, in writing, covering those items except for those conditions and material inaccuracies disclosed in reports obtained by Buyer.
     C. Seller shall make a good faith effort to obtain a disclosure notice from any local agencies which levy a special tax on the Property pursuant to the Mello-Roos Community Facilities Act, and shall promptly deliver to Buyer any such notice made available by those agencies.
     D. If the TDS, the Mello-Roos disclosure notice, or a subsequent or amended disclosure Is delivered to Buyer after the offer is signed, Buyer shall have the right to terminate this Agreement within 3 days after delivery in person, or 5 days after delivery by deposit in the mail, by giving written notice of termination to Seller or Seller's agent.
7. DISCLOSURES: Within the time specified In paragraph 16, Seller shall provide to Buyer the following disclosures and information, take the following actions, and disclose facts pertaining to the following conditions. Buyer shall then, within the time specified in paragraph 16, investigate the disclosures and information, and provide written notice to Seller of any Item disapproved.
     A. PROPERTY DISCLOSURES: Earthquake Fault Zones, Seismic Hazard Zones (when available), Special Flood Hazard Areas, State Fire Responsibility Areas, Earthquake Guides, Lead-Based Paint Disclosures, Environmental Hazards Booklet, and Energy Efficiency Booklet (when published), or any other federal, state, or locally designated zone for which disclosure is required by Law.

     B. CONDOMINIUM/COMMON INTEREST SUBDIVISION: If Property is a unit In a condominium, planned development, or other common interest subdivision, Seller shall request from the Homeowners' Association ("HOA'), and upon receipt provide to Buyer, a statement indicating any current regular dues and assessments; known pending regular or special assessments, claims, or litigation and the location and number of parking and storage spaces; copies of covenants, conditions, and restrictions; articles of incorporation; "by-laws"; other governing documents; most current financial statement distributed; statement regarding limited enforceability of age restrictions, if applicable; current HOA statement showing any unpaid assessments; any other documents required by Law; and the most recent 12 months of HOA minutes for regular and special meetings, if available.
     C. NOTICE OF VIOLATION: If, prior to Close Of Escrow. Seller receives notice or is made aware of any notice filed or issued against the Property, of violations of city, county, state, or federal building, zoning, fire or health Laws, Seller shall immediately notify Buyer in writing. Buyer shall, within the time specified in paragraph 16, provide written notice to Seller of any items disapproved.
8.   TITLE AND VESTING:
     A. Within the time specified in paragraph 16A, Buyer shall be provided a current preliminary (title) report (which Is only an offer by the title insurer to issue a policy of title insurance, and may not contain every item affecting title). Buyer shall, within the time specified in paragraph 16, provide written notice to Seller of any items reasonably disapproved.
     B. At Close 0f Escrow, Buyer shall receive a grant deed conveying title (or, for stock cooperative, an assignment of stock certificate), including oil, mineral and water rights if currently owned by Seller. Title shall be subject to all encumbrances, easements, covenants, conditions, restrictions. rights, and other matters which are of record or disclosed to Buyer prior to Close Of Escrow, unless disapproved in writing by Buyer within the time specified in paragraph 16. However, title shall not be subject to any liens against the Property, except for those specified in the Agreement. Buyer shall receive an ALTA-R owner's title insurance policy, if reasonably available. If not, Buyer shall receive a standard coverage owner's policy (e.g. CLTA or ALTA with regional exceptions). Buyer shall pay for Lender's title insurance policy. Title shall vest as designated In Buyers escrow instructions. The title company, at Buyer's request, can provide information about availability, desirability and cost of various title insurance coverages. THE MANNER OF TAKING TITLE MAY HAVE SIGNIFICANT LEGAL AND TAX CONSEQUENCES.
9.  NO WARRANTIES EXCEPT AS SPECIFIED:
     A. EXCEPT AS SPECIFIED BELOW, AND ELSEWHERE IN THIS AGREEMENT, Property is sold "AS IS", in its present physical condition.
     B. (IF CHECKED) SELLER WARRANTS THAT AT THE TIME POSSESSION IS MADE AVAILABLE TO BUYER:
     [ ] (1) Roof shall be free of leaks KNOWN to Seller or DISCOVERED during escrow.
     [ ] (2) Built-in appliances (including free-standing oven and range, if included in sale), heating, air conditioning, electrical, water, sewer and pool/spa systems, if any, shall be repaired, if KNOWN by Seller to be inoperative or DISCOVERED to be so during escrow. (Septic/Well systems are not covered in this paragraph. Read paragraphs 4G and H.)
     [ ] (3) Plumbing systems, shower pans and shower enclosures shall be free of leaks KNOWN to Seller or DISCOVERED during escrow.
     [ ] (4) All fire, safety, and structural defects in chimneys and fireplaces KNOWN to Seller or DISCOVERED during escrow shall be repaired.
     [ ] (5) All broken or cracked glass, torn existing window and door screens, and broken seals between multi-pane windows, shall be replaced.
     [ ] (6) All debris and all personal property not included in the sale shall be removed.
     [ ] (7) ___________________________________________________________
     C. PROPERTY MAINTENANCE: Unless otherwise agree, Property, including pool, spa, landscaping and grounds, is to be maintained in substantially the same condition as on the date of Acceptance.
     D. PROPERTY IMPROVEMENTS may not (a) be built according to codes or in compliance with Law, or (b) have had permits issued.
     E. INSPECTIONS AND DISCLOSURES: Items discovered in Buyer's inspections which are not covered by paragraph 9B, shall be governed by the procedure in paragraphs 12 and 16. Buyer retains the right to disapprove the condition of the Property based upon items discovered in Buyer's inspections. Disclosures in the TDS and items discovered in Buyer's inspections do NOT eliminate Seller's obligations under paragraph 9B, unless specifically agreed in writing. WHETHER OR NOT SELLER WARRANTS ANY ASPECT OF THE PROPERTY, SELLER IS OBLIGATED TO DISCLOSE KNOWN MATERIAL FACTS AND TO MAKE OTHER DISCLOSURES REQUIRED BY LAW.

Buyer and Seller acknowledge receipt of copy of this page, which constitutes Page 2 of 5 Pages.

Buyers Initials /s/T.D.  (/s/ B.B.)     Seller's Initials (/s/ R.M.)  (/s/N.T.)

10. FIXTURES: All EXISTING fixtures and fittings that are attached to the Property, or for which special openings have been made, are INCLUDED IN THE PURCHASE PRICE (unless excluded below). and shall be transferred free of liens and "AS IS." unless specifically warranted. Fixtures shall include, but are not limited to, existing electrical, lighting, plumbing and heating fixtures, fireplace Inserts, solar systems. built-in appliances, window and door screens, awnings, shutters, window coverings, attached floor coverings, television antennas, satellite dishes and related equipment, private integrated telephone systems, air coolers/conditioners, pool/spa equipment, water softeners (if owned by Seller), security systems/alarms (if owned by Seller), garage door openers/remote controls, attached fireplace equipment, mailbox, in-ground landscaping including trees/shrubs, and_____________________________________________________________________.
     FIXTURES EXCLUDED: _______________________________________________________.
11. PERSONAL PROPERTY: The following items of personal property, free of liens and "AS IS." unless specifically warranted, are INCLUDED IN THE PURCHASE
     PRICE: ____________________________________.
12. BUYER'S INVESTIGATION OF PROPERTY CONDITION: Buyer shall have the right, at Buyer's expense, to conduct inspections, investigations, tests, surveys, and other studies ("Inspections"), including the right to inspect for lead-based paint and other lead hazards. No Inspections shall be made by any governmental building or zoning inspector or government employee without Seller's prior written consent, unless required by Law. Buyer shall, within the time specified in Paragraph 16, complete these Inspections and notify Seller in writing of any items reasonably disapproved. Seller shall make Property available for all Inspections. Buyer shall: keep Property free and clear of liens; indemnify and hold Seller harmless from all liability, claims, demands, damages and costs; and repair all damages arising from Inspections. Buyer shall carry, or Buyer shall require anyone acting on Buyers behalf to carry, policies of liability, worker's compensation, and other applicable insurance, defending and protecting Seller from liability for any injuries to persons or property occurring during any work done on the Property at Buyer's direction, prior to Close Of Escrow. Seller is advised that certain protections may be afforded Seller by recording a notice of non-responsibility for work done on the Property at Buyer's direction. At Seller's request Buyer shall give Seller, at no cost, complete copies of all Inspection reports obtained by Buyer concerning the Property. Seller shall have water, gas, and electricity on for Buyer's Inspections, and through the date possession is made available to Buyer.
13. FINAL WALK-THROUGH; VERIFICATION OF CONDITION: Buyer shall have the right to make a final inspection of the Property within 5 (or[ ] ______) DAYS prior to Close Of Escrow, NOT AS A CONTINGENCY OF THE SALE, but solely to confirm that Repairs have been completed as agreed in writing, and that Seller has complied with Seller's other obligations.
14. PRORATIONS AND PROPERTY TAXES: Unless otherwise agreed in writing, real property taxes and assessments interest, rents, HOA regular dues and regular assessments, premiums on insurance assumed by Buyer, payments on bonds and assessments assumed by Buyer, payments on Mello-Roos and other Special Assessment District bonds and assessments which are now a lien, and payments on HOA bonds and special assessments which have been imposed prior to Close Of Escrow, shall be PAID CURRENT and prorated between Buyer and Seller as of Close Of Escrow, except: ______________________. Prorated payments on Mello-Roos and other Special Assessment District bonds and assessments and HOA special assessments that are now a lien but not yet due, shall be assumed by Buyer WITHOUT CREDIT toward the purchase price. Property wilt be reassessed upon change of ownership. Any supplemental tax bills shall be paid as follows: (1) For periods after Close Of Escrow, by Buyer; and, (2) For periods prior to Close Of Escrow, by Seller. TAX BILLS ISSUED AFTER CLOSE OF ESCROW SHALL BE HANDLED DIRECTLY BETWEEN BUYER AND SELLER.

15. SALE OF BUYER'S PROPERTY: A. This Agreement is NOT contingent upon the sale of Buyer's property, unless paragraph 158 Is checked,
OR B. [ ] (if checked) This Agreement IS CONTINGENT on the Close Of Escrow of
     Buyer's property, described as (address)___________________________________
     ("Buyer's Property"), which is (If checked) [ ] listed for sale with
     __________________________________________________________________________
     Company, and/or (if checked) [ ] in Escrow No. ____________________ with ________________________________________ Escrow Holder, scheduled to Close
     Escrow on ________________ (date). Buyer shall deliver to Seller, within 5 Days After Seller's request, a copy of the contract for the sale of Buyer's Property, escrow instructions, and all amendments and modifications thereto. If Buyer's Property does not close escrow by the date specified for Close Of Escrow in this paragraph, then either Seller or Buyer may cancel this Agreement In writing. (Check ONLY 1 or 2; do NOT check both.) After Acceptance:
     [ ] (1) Seller SHALL have the right to continue to offer the Property for sale. If Seller accepts another written offer, Seller shall give Buyer written notice to (a) remove this contingency in writing, (b) provide written verification of sufficient funds to close escrow on this sale without the sale of Buyer's Property, and (c) comply with the following additional requirement(s)_________________________________________________.
     If Buyer fails to complete those actions within ____ hours or Days After receipt of such notice, Seller may cancel this Agreement in writing. OR [ ]
     (2) Seller SHALL NOT have the right to continue to offer the Property for sale, except for back-up offers.
16. THERE ARE NO CONTINGENCIES

Buyer and Seller acknowledge receipt of copy of this page, which constitutes Page 3 of 5 Pages.

Buyers Initials /s/T.D.  (/s/ B.B.)     Seller's Initials (/s/ R.M.)  (/s/N.T.)





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     D. CANCELLATION OF SALE/ESCROW; RETURN OF DEPOSITS: It Buyer or Seller
        gives written NOTICE OF CANCELLATION pursuant to rights duly exercised under the terms of this Agreement, Buyer and Seller agree to sign mutual instructions to cancel the sale and escrow and release deposits, less fees and costs, to the party entitled to the funds Fees and costs may be payable to service providers and vendors for services and products provided during escrow. Release of funds will require mutual, signed release instructions from both Buyer and Seller, judicial decision, or arbitration award. A PARTY MAY BE SUBJECT TO A CIVIL PENALTY OF UP TO $1,000 FOR REFUSAL TO SIGN SUCH INSTRUCTIONS, IF NO GOOD FAITH DISPUTE EXISTS AS TO WHO IS ENTITLED TO THE DEPOSITED FUNDS (CIVIL CODE SS. 1057.3).
17. REPAIRS: Repairs under this Agreement shall be completed prior to Close Of Escrow, unless otherwise agreed in writing. Work to be performed at Seller's expense may be performed by Seller or through others, provided that work complies with applicable laws, including governmental permit, inspection, and approval requirements. Repairs shall be performed in a skillful manner with materials of quality comparable to existing materials. It is understood that exact restoration of appearance or cosmetic items following all Repairs may not be possible.
18. WITHHOLDING TAXES: Seller and Buyer agree to execute and deliver any instrument, affidavit, statement, or instruction reasonably necessary to comply with state and federal withholding Laws, if required. (For example, C.A.R. FIRPTA and California compliance Forms AS-14 and AB- 11.)
19. KEYS: At the time possession is made available to Buyer, Seller shall provide keys and/or means to operate all Property locks, mailboxes, security systems, alarms, and garage door openers. If the Property is a unit in a condominium or subdivision, Buyer may be required to pay a deposit to the HOA to obtain keys to accessible HOA facilities.
20. LIQUIDATED DAMAGES: If Buyer fails to complete this purchase by reason of any default of Buyer, Seller shall retain, as liquidated damages for breach of contract, the deposit actually paid. However, if the Property is a dwelling with no more than four units, one of which Buyer Intends to occupy, then the amount retained shall be no more than 3% of the purchase price. Any excess shah be returned to Buyer. Buyer and Seller shall also sign a separate liquidated damages provision for any increased deposit. (C.A.R. Form RID-11 shall fulfill this requirement.) Buyer's Initials / Seller's Initials
21.  DISPUTE RESOLUTION:
     A. MEDIATION: Buyer and Seller agree to mediate any dispute or claim arising between them out of this Agreement, or any resulting transaction, before resorting to arbitration or court action, subject to paragraphs 21C and D below. Mediation fees, if any, shall be divided equally among the parties involved. If any party commences an action based on a dispute or claim to which this paragraph applies, without first attempting to resolve the matter through mediation, then that party shall not be entitled to recover attorney's fees, even if they would otherwise be available to that party in any such action. THIS MEDIATION PROVISION APPLIES WHETHER OR NOT THE ARBITRATION PROVISION IS INITIALED.
     B. ARBITRATION OF DISPUTES: Buyer and Seller agree that any dispute or claim In Law or equity arising between them out of this Agreement or any resulting transaction, which is not settled through mediation, shall be decided by neutral, binding arbitration, subject to paragraphs 21C and D below. The arbitrator shall be a retired judge or justice, unless the parties mutually agree to a different arbitrator, who shall render an award in accordance with substantive California Law. In all other respects, the arbitration shall be conducted in accordance with Part Ill, Title 9 of the California Code of Civil Procedure. Judgment upon the award of the arbitrator(s) may be entered In any court having jurisdiction. The parties shall have the right to discovery in accordance with Code of Civil Procedure ss. 1283.05.



          "NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MA11'ERS INCLUDED IN THE `ARBITRATION OF DISPUTES' PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL, BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE `ARBITRATION OF DISPUTES' PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY."
          "WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE 'ARBITRATION OF DISPUTES' PROVISION TO NEUTRAL ARBITRATION."

                    Buyer's Initials ___/___     Seller's Initials ___/___
     C. EXCLUSIONS FROM MEDIATION AND ARBITRATION: The following matters are excluded from Mediation and Arbitration hereunder: (a) A judicial or non-judicial foreclosure or other action or proceeding to enforce a deed of trust, mortgage, or installment land sale contract as defined in Civil Code ss. 2985; (b) An unlawful detainer action; (c) The filing or enforcement of a mechanic's lien; (d) Any matter which is within the jurisdiction of a probate, small claims, or bankruptcy court; and (e) An action for bodily Injury or wrongful death, or for latent or patent defects to which Code of Civil Procedure ss. 337.1 or ss. 337.15 applies. The filing of a court action to enable the recording of a notice of pending action, for order of attachment, receivership, injunction, or other provisional remedies, shall not constitute a violation of the mediation and arbitration provisions.
     D. BROKERS: Buyer and Seller agree to mediate and arbitrate disputes or claims Involving either or both Brokers, provided either or both Brokers shall have agreed to such mediation or arbitration, prior to, or within a reasonable time after the dispute or claim is presented to Brokers. Any election by either or both Brokers to participate in mediation or arbitration shall not result in Brokers being deemed parties to the purchase and sale Agreement.

22.  DEFINITIONS: As used in this Agreement;
     A. "ACCEPTANCE" means the time the offer or final counter offer is accepted by the other party, in accordance with paragraph 30 of the Agreement or the terms of the final counter offer.
     B. "AGREEMENT" means the terms and conditions of this Residential Purchase Agreement and any counter offer.
     C. "DAYS" means calendar days, unless otherwise required by Law,
     D. "DAYS AFTER.." means the specified number of calendar days after the occurrence of the event specified, not counting the calendar date on which the specified event occurs.
     E. "CLOSE OF ESCROW" means the date the grant deed, or other evidence of transfer of title, is recorded.
     F. "LAW" means any law, code, statute, ordinance, regulation, or rule, which is adopted by a controlling city, county, state or federal legislative or judicial body or agency.
     G. "REPAIRS" means any repairs, alterations, replacements, or modifications, (including pest control work) of the Property.
     H. "PEST CONTROL CERTIFICATION" means a written statement made by a registered structural pest control company that on the date of inspection or re-inspection, the Property if "free" or is "now free" of "evidence of active infestation in the visible and accessible areas".
     I. Singular and Plural terms each include the other, when appropriate.

23. MULTIPLE LISTING SERVICE ("MLS"): Brokers are authorized to report the terms of this transaction to any MLS, to be published and disseminated to persons authorized to use the information on terms approved by the MLS>

Buyer and Seller acknowledge receipt of copy of this page, which constitutes Page 4 of 5 Pages.

Buyers Initials /s/T.D.  (/s/ B.B.)     Seller's Initials (/s/ R.M.)  (/s/N.T.)

24.  MISSING FROM THE COPY OF THE LEASE.
25. ATTORNEY'S FEES: In any action, proceeding, or arbitration between Buyer and Seller arising out of this Agreement, the prevailing Buyer or Seller shall be entitled to reasonable attorney's fees and costs from the non-prevailing Buyer or Seller, except as provided in paragraph 21A.
26. SELECTION OF SERVICE PROVIDERS: If Brokers give Buyer or Seller referrals to persons, vendors, or service or product providers ("Provider s"), Brokers do not guarantee the performance of any OF those Providers. Buyer and Seller may select ANY Providers of their own choosing.
27. TIME OF ESSENCE; ENTIRE CONTRACT; CHANGES: Time is of the essence. All understandings between the parties are incorporated in this Agreement. Its terms are intended by the parties as a final, complete, and exclusive expression of their agreement with respect to its subject matter, and may not be contradicted by evidence of any prior agreement or contemporaneous oral agreement. This Agreement may not be extended, amended, modified, altered, or changed, except in writing signed by Buyer and Seller.
28.  OTHER TERMS AND CONDITIONS, including ATTACHED SUPPLEMENTS:
         [X] Buyer Inspection Advisory (C. A. R. Form BIA-14)
         [ ] Purchase Agreement Addendum (C A R Form PAA- 14 paragraph number(s)
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
29. THIS SECTION IS CROSSED OUT AND DELETED.
30. OFFER: This is an offer to purchase the Property on the above terms and conditions. All paragraphs with spaces for initials by Buyer and Seller are incorporated in this Agreement only if initialed by all parties. If at least one but not all parties Initial, a counter offer is required until agreement is reached. Unless Acceptance of Offer is signed by Seller, and a signed copy delivered in person, by mail, or facsimile, and personally received by Buyer, or by _______________________________________,who is
     authorized to receive it, by ________ (date), at _______ AM/PM, the offer shall be deemed revoked and the deposit shall be returned. Buyer has read and acknowledges receipt of a copy of the offer and agrees to the above confirmation of agency relationships. If this offer is accepted and Buyer subsequently defaults, Buyer may be responsible for payment of Brokers compensation. This Agreement and any supplement, addendum, or modification, including any photocopy or facsimile, may be signed in two or more counterparts, all of which shall constitute one and the same writing.

     Buyer and Seller acknowledge and agree that Brokers: (a) Do not decide what price Buyer should pay or Seller should accept; (b) Do not guarantee the Condition of the Property; (c) Shall not be responsible for defects that are not known to Broker(s) and are not Visually observable in reasonably accessible areas of the Property; (d) Do not guarantee the performance or Repairs of others who have provided services or products to Buyer or Seller; (e) Cannot Identify Property boundary lines; (f) Cannot verify inspection reports or representations of others; (g) Cannot provide legal or tax advice; (h) Will not provide other advice or information that exceeds the knowledge, education and experience required to obtain a real estate license. Buyer and Seller agree that they will seek legal, tax, Insurance, and other desired assistance from appropriate professionals.

BUYER /s/ Tony Dorn                     BUYER /s/ Barry Beitler   8-31-98
-----------------------------                -------------------------------



31. BROKER COMPENSATION: Seller agrees to pay compensation for services as follows: _____________________________________, to ______________________
     Broker, and _________________________, to
     ____________________________________________________________________
     Broker, payable: (a) On recordation of the deed or other evidence of title; or (b) If completion of sale is prevented by default of Seller, upon Seller's default; or, (c) If completion of sale is prevented by default of Buyer, only if and when Seller collects damages from Buyer, by suit or otherwise, and then in an amount equal to one-half of the damages recovered, but not to exceed the above compensation, after first deducting title and escrow expenses and the expenses of collection, if any. Seller hereby irrevocably assigns to Brokers such compensation from Seller's proceeds, and irrevocably instructs Escrow Holder to disburse those funds to Brokers at close of escrow. Commission Instructions can be amended or revoked only with the consent of Brokers. In any action, proceeding or arbitration relating to the payment of such compensation, the prevailing party shall be entitled to reasonable attorney's fees and costs, except as provided in paragraph 21A.
32. ACCEPTANCE OF OFFER: Seller warrants that Seller is the owner of this Properly or has the authority to execute this Agreement. Seller accepts the above offer, agrees to sell the Property on the above terms and conditions, and agrees to the above confirmation of agency relationships. Seller has read and acknowledges receipt of a copy of this Agreement, end authorizes Broker to deliver a signed copy to Buyer.

If checked: [ ]  SUBJECT TO ATTACHED COUNTER OFFER, DATED _______________

SELLER   NewStar Media, Inc., a California corporation         Date 8-31-98
       ------------------------------------------------             ------------
By: /s/ Robert Murray, Vice President and General Counsel
SELLER /s/ Neil Topham, Chief Financial Officer                Date ____________

(__/__) ACKNOWLEDGMENT OF RECEIPT: Buyer or authorized agent acknowledges receipt of signed Acceptance on (date) __________, at ____AM/PM.

Agency relationships are confirmed as above. Real Estate Brokers are not parties to the Agreement between Buyer and Seller. Receipt for deposit is acknowledged:

Real Estate Broker (Selling Firm name) ____________________ By______________________ Date ______________
Address ___________________________________________________ Telephone ______________ Fax _______________
Real Estate Broker (Listing Firm Name _____________________ By _____________________ Date ______________
Address ___________________________________________________ Telephone ______________ Fax _______________


                                Page 5 of 5 Pages

                                                     BUYER'S INSPECTION ADVISORY


Property Address:   8944 and 8948 Rosewood Avenue, West Hollywood, CA
                                                                    ("Property")


IMPORTANCE OF PROPERTY INSPECTION: The physical condition of the land and improvements being purchased are not guaranteed by either Seller or Brokers, except as specifically set forth in the purchase agreement. For this reason, Buyer should conduct a thorough inspection of the Property personally and with professionals, who should provide a written report of their inspections, lithe professionals recommend further investigation, tests, or inspections, Buyer should contact qualified experts to conduct such additional investigations, tests, or inspections. DISCLOSURE DUTIES: The law requires Seller and Brokers to disclose to Buyer all material facts known to them which affect the value or desirability of the Property. In sales involving residential dwellings with no more than tour units, Brokers have a duty to make a diligent visual inspection of the accessible areas of the Property, and to disclose the results of that inspection. However, as some Property defects or conditions may not be discoverable from a visual inspection, it is possible neither Seller nor Brokers are aware of them. BUYER DUTIES: Buyer has an affirmative duty to exercise reasonable care to protect himself or herself, including discovery and investigation of information and facts which are known to Buyer, or are within the diligent attention and observation of Buyer. PROPERTY INSPECTIONS: Brokers do not have expertise, and therefore cannot advise Buyer on many items, such as soil stability, geologic conditions, hazardous substances, structural conditions of the foundation or other improvements, or the condition of the roof, heating, air conditioning, plumbing, electrical, sewer, septic, waste disposal or other systems. The only way to accurately determine the condition of the Property is through an inspection by an appropriate professional selected by Buyer.

YOU ARE ADVISED TO CONDUCT INSPECTIONS OF THE ENTIRE PROPERTY, INCLUDING BUT NOT LIMITED TO THE FOLLOWING:

1. GENERAL CONDITION OF THE PROPERTY, ITS SYSTEMS AND COMPONENTS: Foundation, roof, plumbing, heating, air conditioning, electrical, mechanical, security, pool/spa, and other structural and non-structural systems and components, built-in appliances, any personal property included in the sale, and energy efficiency of the Property. (Structural engineers are best suited to determine possible design or construction detects, and whether improvements are structurally sound.)
2. SQUARE FOOTAGE, AGE, BOUNDARIES: Square footage, room dimensions, lot size, age of improvements, and boundaries. Any numerical statements regarding these items are APPROXIMATIONS ONLY, and have not been and cannot be verified by Brokers. Fences, hedges, walls, retaining walls, and other natural or constructed barriers or markers do not necessarily identify true Property boundaries. (An appraiser, architect. surveyor, or civil engineer is best suited to determine respectively square footage, dimensions and boundaries of the Property.)
3. SOIL STABILITY/GEOLOGIC CONDITIONS: Existence of fill or compacted soil, or expansive or contracting soil, susceptibility to slippage, settling or movement, and the adequacy of drainage. These types of inspections are particularly important for hillside or sloped properties, but the referenced conditions may also exist on flat land. (Geotechnical engineers are best suited to determine such conditions, causes, and remedies.)
4. ROOF: Present condition, approximate age, leaks, and remaining useful life. (Roofing contractors are best suited to determine these conditions)
5. POOL/SPA: Whether there are any cracks, leaks or operational problems. (Pool contractors are best suited to determine these conditions.)
6. WASTE DISPOSAL: Type, size, adequacy, capacity and condition of sewer and septic systems and components, connection to sewer, and applicable fees.
7. WATER AND UTILITIES; WELL SYSTEMS AND COMPONENTS: Water and utility availability, use restrictions, and costs. Adequacy, condition, and performance of well systems and components,
8. ENVIRONMENTAL HAZARDS: Potential environmental hazards, Including asbestos, lead-based paint and other lead contamination, methane, other gases, fuel, oil or chemical storage tanks, contaminated soil or water, hazardous waste, waste disposal sites, electromagnetic fields, nuclear sources, and other substances, materials, products, or conditions. (For further Information, read the booklet "Environmental Hazards: A Guide for Homeowners and Buyers," or consult an appropriate professional.)

9. EARTHQUAKE AND FLOOD; INSURANCE AVAILABILITY: Susceptibility of the Property to earthquake hazards and propensity of the Property to flood. These and other conditions may affect the availability and need for certain types of insurance, (Geologist, Geotechnic Engineer and insurance agents are best suited to provide information on these conditions.)
10. GOVERNMENTAL REQUIREMENTS AND LIMITATIONS: Permits, Inspections, certificates, zoning, other governmental limitations, restrictions, and requirements affecting the current or future use of the Property, its development or size. (such information is available through appropriate governmental agencies and private Information providers. Brokers are not qualified to obtain, review, or interpret any such information.)
11. RENT AND OCCUPANCY CONTROL: Some cities and counties impose restrictions which may limit the amount of rent that can be charged, the maximum number of persons who can occupy the Property, and the circumstances in which tenancies can be terminated. (Information about such restrictions can be obtained from local governmental agencies.)
12. NEIGHBORHOOD, AREA, SUBDIVISION CONDITIONS; PERSONAL FACTORS: Neighborhood or area conditions, including schools, proximity and adequacy of law enforcement, crime statistics, registered felons or offenders, fire protection, other governmental services, proximity to commercial, industrial or agricultural activities, existing and proposed transportation, construction and development which may affect noise, view, or traffic, airport noise, noise or odor from any source, wild and domestic animals, other nuisances, hazards, or circumstances, facilities and condition of common areas of common interest subdivisions, and possible lack of compliance with any governing documents or Homeowners' Association requirements, conditions and influences of significance to certain cultures and/or religions, and personal needs, requirements and preferences of Buyer.

     Buyer acknowledges and agrees that Brokers: (a) Do not guarantee the condition of the Property; (b) Shall not be responsible for defects that are not known to Broker(s) or are not visually observable In reasonably and normally accessible areas of the Property; (c) Cannot verify information contained in inspection reports or representations made by others; (d) Do not guarantee the performance of others who have provided services or products to Buyer or Seller; (e) Do not guarantee the adequacy or completeness of repairs made by Seller or others; (f) Cannot Identify Property boundary lines; and (g) Do not decide what price a buyer should pay or a seller should accept. Buyer agrees to seek desired assistance from appropriate professionals.


YOU ARE STRONGLY ADVISED TO INVESTIGATE THE CONDITION AND SUITABILITY OF ALL ASPECTS OF THE PROPERTY. IF YOU DO NOT DO 50, YOU ARE ACTING AGAINST THE ADVICE OF BROKERS.

By signing below, Buyer acknowledges receipt of a copy of this document. Buyer is encouraged to read it carefully.

/s/ Tony Dorn                            /s/ Barry Beitler           8-31-98
--------------------------------        ----------------------------------------
Buyer Signature           Date          Buyer Signature                 Date

Buyer(s) (Print Name(s))  Barry Beitler and Tony Dorn and/or Nominee

THIS FORM HAS BEEN APPROVED BY THE CALIFORNIA ASSOCIATION OF REALTORS(R) (C.A.R.) NO REPRESENTATION IS MADE AS TO THE LEGAL VALIDITY OR ADEQUACY OF ANY PROVISION IN ANY SPECIFIC TRANSACTION. A REAL ESTATE BROKER IS THE PERSON QUALIFIED TO ADVISE ON REAL ESTATE TRANSACTIONS. IF YOU DESIRE LEGAL OR TAX ADVICE, CONSULT AN APPROPRIATE PROFESSIONAL.

                                        NewStar Media Inc.
                                        By: /s/ Robert Murray
                                            /s/ Neil Topham

             ADDENDUM TO THAT CERTAIN RESIDENTIAL PURCHASE AGREEMENT
                       DATED JULY 20, 1998 BY AND BETWEEN
            BARRY BEITLER AND TONY DORN AND/OR NOMINEE, AS BUYER, AND
            NEWSTAR MEDIA, INC., A CALIFORNIA CORPORATION, AS SELLER,
   FOR THOSE RESIDENTIAL PROPERTIES LOCATED AT 8944 AND 8948 ROSEWOOD AVENUE,
                           WEST HOLLYWOOD, CALIFORNIA





This Addendum shall serve to modify the terms of the above Agreement. In the event of any conflict between the terms of this Addendum and the terms of the Purchase Contract, the Terms of this Addendum shall control.


1. Buyer and Seller have agree to the following changes to the terms of the Purchase Agreement:


    Seller shall enter into a separate Lease Agreement for both houses With Buyer for one (1) year from the close of escrow at Two Thousand Four Hundred Dollars ($2,400.00) per month on a Triple Net basis and on an "as is" basis. Buyer, as Landlord, under said lease shall have the right at any time during the one (1) year lease to cancel the lease on thirty (30) days prior written notice for any reason.


BUYERS:                                        SELLER:

/s/ Barry Beitler           8-31-98
------------------------------------           ---------------------------------
Barry Beitler                                  NewStar Media, Inc.
                                               a California corporation

                                               By: /s/ Robert Murray
                                             Vice President and General Counsel
/s/ Tony Dorn
-----------------------------------
Tony Dorn                                      /s/ Neil Topham
                                               Chief Financial Officer